Exhibit 10.7

UNDERWRITING FEE REIMBURSEMENT AGREEMENT

by and among

PENNYMAC MORTGAGE INVESTMENT TRUST,

PENNYMAC OPERATING PARTNERSHIP, L.P.

and

PNMAC CAPITAL MANAGEMENT, LLC

Dated as of August 4, 2009

UNDERWRITING FEE REIMBURSEMENT AGREEMENT, dated as of August 4, 2009, by and among PennyMac Mortgage Investment Trust, a Maryland real estate investment trust (the “Trust”), PennyMac Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), and PNMAC Capital Management, LLC, a Delaware limited liability company (the “Manager”).

W I T N E S S E T H:

WHEREAS, the Trust is a newly-formed Maryland real estate investment trust which intends to invest primarily in residential mortgage loans and mortgage-related assets and intends to qualify as a real estate investment trust for federal income tax purposes and will elect to receive the tax benefits accorded by Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”);

WHEREAS, the Trust conducts substantially all of its operations, and makes substantially all of its investments, through the Operating Partnership, which is a Subsidiary of the Trust;

WHEREAS, the Manager has entered into the Management Agreement (as defined herein), pursuant to which the Manager will manage the business and investment affairs of the Trust and its subsidiaries; and

WHEREAS, the Manager has entered into the Underwriting Agreement (as defined herein), pursuant to which, among other things, the Manager has agreed to pay to the Underwriters (as defined herein) the Manager Offering Payments (as defined herein).

NOW THEREFORE, in consideration of the premises and agreements hereinafter set forth, the parties hereto hereby agree as follows:

Section 1.  Definitions.  (a)  The following terms shall have the meanings set forth in this Section 1(a):

“Affiliate” means (1) any Person directly or indirectly controlling, controlled by or under common control with such other Person, (2) any executive officer or general partner of such other Person and (3) any legal entity for which such Person acts as an executive officer or general partner.

“Agreement” means this Underwriting Fee Reimbursement Agreement, as amended, supplemented or otherwise modified from time to time.

“Board of Trustees” means the board of trustees of the Trust.

“Business Day” means any day except a Saturday, a Sunday or a day on which banking institutions in New York, New York are not required to be open.

“Closing Date” means the date of closing of the Initial Public Offering.

“Code” has the meaning set forth in the Recitals.

“Common Shares” means the common shares of beneficial interest, par value $0.01, of the Trust.

“Conditional Payment Period” has the meaning set forth in Section 2(a).

“Core Earnings” means:

(A) GAAP net income (loss) excluding non-cash equity compensation expense;

(B) excluding any unrealized gains, losses or other non-cash items recorded in the period, regardless of whether such items are included in other comprehensive income or loss, or in net income; and

(C) adjusted to exclude one-time events pursuant to changes in GAAP and certain other non-cash charges after discussions between the Manager and the Independent Trustees and after approval by a majority of the Independent Trustees.

“Core Earnings Offset” has the meaning ascribed to such term in the Management Agreement.

“GAAP” means generally accepted accounting principles in effect in the United States on the date such principles are applied.

“Incentive Fee” has the meaning ascribed to such term in the Management Agreement.

“Independent Trustee” means a member of the Board of Trustees who is not an officer or employee of the Manager or any Affiliate thereof and who otherwise is “independent” in accordance with the rules of the NYSE or such other securities exchange on which the Common Shares may be listed.

“Initial Public Offering” means the sale by the Trust of 14,706,327 Common Shares in the initial public offering of the Trust registered with the Securities and Exchange Commission.

“Manager Conditional Payment” has the meaning set forth in Section 2(a).

“Manager Offering Payments” has the meaning ascribed to such term in the Underwriting Agreement.

“Management Agreement” means that certain management agreement, dated the date hereof, among the Trust, the Operating Partnership and the Manager.

“NYSE” means the New York Stock Exchange, Inc.

“Performance Hurdle” has the meaning set forth in Section 2(a).

“Person” means any natural person, corporation, partnership, association, limited liability company, estate, trust, joint venture, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof or any other legal entity and any fiduciary acting in such capacity on behalf of the foregoing.

“REIT” means a “real estate investment trust” as defined under the Code.

“Subsidiary” means any subsidiary of the Trust, any partnership (including the Operating Partnership), the general partner of which is the Trust or any subsidiary of the Trust; any limited liability company, the managing member of which is the Trust or any subsidiary of the Trust; and any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by the Trust or any subsidiary of the Trust.

“Termination Fee” has the meaning ascribed to such term in the Management Agreement.

“Underwriters” means the underwriters named in the Underwriting Agreement.

“Underwriting Agreement” means the purchase agreement, dated July 29, 2009, among the Trust, the Operating Partnership, the Manager and the Underwriters relating to the Initial Public Offering.

(b)           As used herein, accounting terms relating to the Trust and the Subsidiaries, if any, not defined in Section 1(a) and accounting terms partly defined in Section 1(a), to the extent not defined, shall have the respective meanings given to them under GAAP.

(c)           The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified.

(d)           The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.  The words include, includes and including shall be deemed to be followed by the phrase “without limitation.”

Section 2.  Conditional Payment to the Manager.

(a)           The Trust and the Operating Partnership acknowledge the obligation of the Manager to pay to the Underwriters the Manager Offering Payments pursuant to the terms of the Underwriting Agreement.  The Trust and the Operating Partnership agree to reimburse the Manager an amount (the “Manager Conditional Payment”) equal to the Manager Offering Payments if during any full four calendar quarter period during the 24 full calendar quarters after the Closing Date (the “Conditional Payment Period”), the Trust’s Core Earnings for such four-quarter period and excluding the amount of any Incentive Fee equals or exceeds the product of:

(1)                                  the weighted average of the issue price per Common Share of all of the Trust’s public offerings of Common Shares (including the Initial Public Offering) multiplied by the weighted average number of Common Shares outstanding (including, for the avoidance of doubt, restricted share units granted under one or more of the Trust’s equity incentive plans) in the four-quarter period; and

(2)                                  8.0% (such product of (1) and (2), the “Performance Hurdle”).

For the avoidance of doubt, for purposes of determining whether the Manager Conditional Payment is payable, Core Earnings shall not be offset by the Core Earnings Offset in determining whether the Performance Hurdle has been met.

For purposes of determining whether the Performance Hurdle has been met, outstanding limited partnership interests in the Operating Partnership (other than limited partnership interests held by the Trust) shall be treated as outstanding Common Shares.

(b)           During the Conditional Payment Period if the Manager Conditional Payment has not been made, the Manager shall compute Core Earnings for each full four-quarter period within 30 days after the end of each calendar quarter and shall promptly deliver such computations to the Board of Trustees (but in no event later than the date that is 35 days after the end of each calendar quarter).  In the event that the Performance Hurdle has been met, the Manager Conditional Payment shall be paid in cash to the Manager no later than the date which is five (5) Business Days after the date of delivery to the Board of Trustees of such computations of Core Earnings.

(c)           In the event the Termination Fee is payable under the Management  Agreement prior to the end of the Conditional Payment Period and the Manager Conditional Payment has not been paid, the amount of the Manager Conditional Payment shall be paid in cash to the Manager on the same date as the payment of the Termination Fee in reimbursement of the Manager’s payment of the Manager Offering Payments.

Section 3.  No Joint Venture.  The Trust, the Operating Partnership and the Manager are not partners or joint venturers with each other and nothing herein shall be construed to make them such partners or joint venturers or impose any liability as such on any of them.

Section 4.  Term; Termination.  This Agreement shall become effective on the Closing Date and shall continue in operation, until the earlier of (a) the payment in full of the Manager Conditional Payment and (b)  August 4, 2015.  If the Performance Hurdle is not met or exceeded for a full four calendar quarter period during the Conditional Payment Period, this Agreement and the conditional obligation to reimburse the Manager for the Manager Offering Payments shall terminate.

Section 5.  Assignments.  (a)  This Agreement shall not be assigned by any party hereto  without the prior written consent of the other parties, except in the case of assignment by the Trust or the Operating Partnership to another REIT (in the case of the Trust) or other organization which is a successor (by merger, consolidation, purchase of assets, or similar transaction) to the Trust or the Operating Partnership, in which case such successor organization shall be bound under this Agreement and by the terms of such assignment in the same manner as the Trust and the Operating Partnership are bound under this Agreement.

Section 6.  Miscellaneous.

(a)           Notices.  All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered against receipt or upon actual receipt of (1) personal delivery, (2) delivery by reputable overnight courier, (3) delivery by facsimile transmission with telephonic confirmation or (4) delivery by registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below (or to such other address as may be hereafter notified by the respective parties hereto in accordance with this Section 6):

The Trust and the
Operating Partnership:	PennyMac Mortgage Investment Trust
PennyMac Operating Partnership, L.P.
27001 Agoura Road, Third Floor
Calabasas, California 91301
Attention: Chief Executive Officer
Fax: (818) 337-2138

with a copy to:	Sidley Austin LLP
787 Seventh Avenue
New York, New York 10019
Attention: Edward J. Fine and J. Gerard Cummins
Fax: (212) 839-5599

the Manager:	PNMAC Capital Management, LLC
27001 Agoura Road, Third Floor
Calabasas, California 91301
Attention: Chief Executive Officer
Fax: (818) 337-2138

with a copy to:	PNMAC Capital Management, LLC
27001 Agoura Road, Third Floor
Calabasas, California 91301
Attention: Chief Legal Officer
Fax: (818) 337-2138

(b)           Binding Nature of Agreement; Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns as provided herein.

(c)           Integration.  This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.  The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

(d)           Amendments.  Neither this Agreement, nor any terms hereof, may be amended, supplemented or modified except in an instrument in writing executed by the parties hereto.

(e)           GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.  EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA AND THE UNITED STATES DISTRICT COURT FOR ANY DISTRICT WITHIN SUCH STATE FOR THE PURPOSE OF ANY ACTION OR JUDGMENT RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY AND TO THE LAYING OF VENUE IN SUCH COURT.

(f)            WAIVER OF JURY TRIAL.  EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(g)           No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of a party hereto, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

(h)           Costs and Expenses.  Each party hereto shall bear its own costs and expenses (including the fees and disbursements of counsel and accountants) incurred in connection with the negotiations and preparation of and the closing under this Agreement, and all matters incident thereto.

(i)            Section Headings.  The section and subsection headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the interpretation of any provisions hereof.

(j)            Counterparts.  This Agreement may be executed by the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

(k)           Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

IN WITNESS WHEREOF, each of the parties hereto have executed this Underwriting Fee Reimbursement Agreement as of the date first written above.

PENNYMAC MORTGAGE INVESTMENT TRUST

By:	/s/ Jeff Grogin
Name: Jeff Grogin
Title: Secretary and Chief Legal Officer

PENNYMAC OPERATING PARTNERSHIP, L.P.

By:	PENNYMAC GP OP, INC.,
its General Partner

By:	/s/ Jeff Grogin
Name: Jeff Grogin
Title: Executive Vice President and Secretary

PNMAC CAPITAL MANAGEMENT, LLC

By:	/s/ Jeff Grogin
Name: Jeff Grogin
Title: Secretary and Chief Legal Officer